SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                                    ---------

                                    FORM 8-A/A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                        PRICE COMMUNICATIONS CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)


             NEW YORK                                            13-2991700
             --------                                            ----------
(State of Incorporation or Organization)                      (I.R.S. Employer
                                                             Identification no.)

45 ROCKEFELLER PLAZA, NEW YORK, NEW YORK                          10020
-----------------------------------------                     ---------------
(Address of Principal Executive Offices)                        (Zip Code)





If this form relates to the registration   If this form relates to the
of a class of debt securities and is       registration of a class of
effective upon filing pursuant to          simultaneously with the effectiveness
General instruction A(c)(1) please check   of a concurrent registration
the following box. ____                    statement under the Securities Act
                                           of 1933 pursuant to the General
                                           Instructions A(c)(2) please check
                                           the following box ___

Securities to be registered pursuant to Section 12(b) of the Act:

     Title of Each Class                         Name of Each Exchange on Which
     to be so Registered                         Each Class is to be Registered
     -------------------                         ------------------------------

     Common Stock Purchase Rights under          American Stock Exchange
      Rights Plan


Securities to be registered pursuant to Section 12(g) of the Act:










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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

      On June 11, 1998, Price Communications Corporation (the "Company") and Harris Trust Company of New York, as Rights Agent, entered into an amendment
("Amendment No. 4") to the Rights Agreement dated as of January 12, 1995, as heretofore amended (the "Rights Agreement"). Among other things, Amendment No. 4: (i) excludes Robert Price and related family members and trusts for their benefit from the definition of "Acquiring Person"; (ii) makes various changes to the definition of "beneficial ownership"; and (iii) deletes all references in the Rights Agreement to "Disinterested Directors". Amendment No. 4, which is attached hereto as Exhibit 1, is incorporated herein by reference.


ITEM 2.  EXHIBITS.

1.    Amendment No. 4 to Rights Agreement.






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                                    SIGNATURE



         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.



                                                Price Communications Corporation
                                                --------------------------------
                                                         (Registrant)



Date: June 11, 1998                             By:  /s/ Robert Price
                                                     ---------------------------
                                                     Name:    Robert Price
                                                     Title:   President

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